Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-4 No. 333-177203) of RAAM Global Energy Company, and

(ii)	Registration Statement (Form S-4 No. 333-172897) of RAAM Global Energy Company,

of our report dated March 27, 2013, with respect to the consolidated financial statements of RAAM Global Energy Company included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Louisville, Kentucky

March 27, 2013